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                                            EXHIBIT B.17.b

                                            Amended 3/17/98

                             BY-LAWS

                                OF

      NEW ENGLAND HYDRO-TRANSMISSION ELECTRIC COMPANY, INC.


                            ARTICLE I

                           STOCKHOLDERS

     Section 1. Classes. The common stock of the corporation contains two classes of stock: Class A Common Stock and Class B Common Stock. Holders of the Class A Common Stock shall have general voting power. Holders of the Class B Common Stock shall not be entitled to vote for any purposes, except in matters specifically provided under Section 8A(b) of Chapter 164 of the Massachusetts General Laws or corresponding provisions of any subsequent Massachusetts law.

     Section 2. Annual Meeting. The annual meeting of stockholders shall be held at the office of the corporation in the Town of Westborough, Massachusetts, or at such other place in Massachusetts as the president or a majority of the directors may designate, on the fourth Friday of March in each year, if it be not a legal holiday, and if it be a legal holiday, then on the next succeeding day not a legal holiday. Purposes for which the annual meeting is to be held additional to those prescribed by law, by the agreement of association and by these by-laws may be specified by the board of directors or by writing signed by the president or by a majority of the directors or by three or more stockholders who are entitled to vote and who hold at least one-tenth part in interest of the capital stock. If such annual meeting is omitted on the day herein provided therefor, a special meeting may be held in place thereof, and any business transacted or elections held at such meeting shall have the same effect as if transacted or held at the annual meeting.

     Section 3. Special Meetings. Special meetings of the stockholders may be called to be held anywhere in Massachusetts by the president or by a majority of the directors, and shall be called by the clerk or, in the case of the death, absence, incapacity or refusal of the clerk, by any other officer of the corporation, upon written application of one or more stockholders who are entitled to vote and who hold at least one-tenth part in interest of the capital stock entitled to vote at the meeting, stating the time, place and purpose of the meeting.

     Section 4. Notice of Meetings. A written or printed notice of each meeting of stockholders, stating the place, day and hour thereof and the purposes for which the meeting is called, shall be given by the clerk, at least seven days before such meeting, to each stockholder entitled to vote thereat by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. In the absence or disability of the clerk, such notice may be given by a person designated either by the clerk or by the person or persons calling the meeting or by the board of directors. No notice of the time, place or purpose of any
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regular or special meeting of the stockholders shall be required if every stockholder entitled to notice thereof is present in person or is represented at the meeting by proxy; or if every such stockholder, or his attorney thereunto authorized, by a writing, executed before or after the meeting, and filed with the records of the meeting, waives such notice.

     Section 5. Quorum. At any meeting of the stockholders, a majority in interest of all stock issued and outstanding and entitled to vote upon a question to be considered at the meeting shall constitute a quorum for the consideration of such question, but a less interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the stock represented thereat and entitled to vote shall, except where a larger vote is required by law, by the agreement of association or by these by-laws, decide any question brought before such meeting.

     Section 6. Proxies and Voting. Stockholders who are entitled to vote shall have one vote for each share of common stock owned by them of the class entitled to vote on the questions. Stockholders may vote either in person or by proxy in writing dated not more than six months before the meeting named therein, which shall be filed with the clerk of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.


                            ARTICLE II

                            DIRECTORS

     Section 1. Powers. The board of directors shall have, and may exercise all the powers of the corporation, except such as are conferred upon the stockholders by law, by the agreement of association and by these by-laws.

     Section 2. Election. A board of not less than three directors shall be chosen by ballot at the annual meeting of the stockholders or at the special meeting held in place thereof. The number of directors for each corporate year shall be fixed by vote at the meeting at which they are elected but the stockholders may, at any special meeting held for the purpose during any such year, increase or decrease (within the limit above specified) the number of directors as thus fixed, and elect new directors to complete the number so fixed, or remove directors to reduce the number of directors to the number so fixed. The number of directors may be increased or decreased to a number no less than three and no more than seven by the directors at any time by a vote of a majority of the directors then in office until the next annual meeting or special meeting in lieu of such annual meeting, provided, however, that the directors may only eliminate vacancies existing by reason of the death, resignation, removal or disqualification of one or more directors. No director need be a stockholder. Subject to law, to the articles of organization and to the other provisions of these by-laws, each director shall hold office until the next annual meeting and until his successor is chosen and qualified.

     Section 3. Regular Meetings. Regular meetings of the board of directors may be held at such places and at such times as the board may by vote from time to time determine, and if so determined, no notice thereof need be given. A regular meeting of the board of directors may be held without notice immediately after, and at the same place as the annual meeting of the
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stockholders, or the special meeting of the stockholders held in place of such annual meeting.

     Section 4. Special Meetings. Special meetings of the board of directors may be held at any time and at any place when called by the president, treasurer, or two or more directors, reasonable notice thereof being given to each director, or at any time without call or formal notice, provided all the directors are present or waive notice thereof by a writing which is filed with the records of the meeting. In any case it shall be deemed sufficient notice to a director to send notice by mail or telegram at least forty-eight hours before the meeting addressed to him at his usual or last known business or residence address.

     Section 5. Quorum. A majority of the board of directors shall constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the members in attendance thereat shall decide any question brought before such meeting.

     Section 6. Committees. Standing or temporary committees may be appointed from its own number by the board of directors from time to time, with such duties and powers as may be prescribed by vote of the board of directors.


                           ARTICLE IIA

     No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except with respect to any matter as to which such liability shall have been imposed (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section sixty-one or sixty-two of chapter one hundred and fifty-six B of the General Laws of Massachusetts, or (iv) for any transaction from which the director derived an improper personal benefit.

     The corporation shall indemnify each of its directors and officers against any loss, liability or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, including but not limited to derivative suits (to the extent permitted by law), in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been a director or officer, except with respect to any matter as to which he shall have been adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or, to the extent that such matter relates to service with respect to any employee benefit plan, as in the best interests of the participants or beneficiaries of such plan. As to any matter disposed of by a compromise payment by a director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such
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indemnification, if no change in control has occurred (a) by a disinterested majority of the directors then in office, (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or (c) by the vote, at a meeting duly called and held, of the holders of a majority of the shares outstanding and entitled to vote thereon, exclusive of any shares owned by any interested director or officer or, if a change in control shall have occurred, by an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation.

     Expenses incurred with respect to the defense or disposition of any action, suit or proceeding heretofore referred to in this Article shall be advanced by the corporation prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification, which undertaking shall be accepted without reference to the financial ability of the recipient to make such repayment.
If in an action, suit or proceeding brought by or in right of the corporation, a director is held not liable, whether because relieved of liability under the first paragraph of this Article or otherwise, he shall be deemed to have been entitled to indemnification for expenses incurred in defense of said action, suit or proceeding.

     As used in this Article:

          (i) The term "officer" includes (a) persons who serve at the written request of the corporation as directors, officers, or trustees of another organization and (b) employees of the corporation and its affiliates who serve in any capacity with respect to benefit plans for the corporation's employees.

          (ii) An "interested" director or officer is one against whom in such capacity the proceeding in question or another proceeding on the same or similar grounds is then pending.

          (iii) A "change in control" occurs when: (a) any individual, corporation, association, partnership, joint venture, trust or other entity or association thereof acting in concert (excluding any employee benefit plan, dividend reinvestment plan or similar plan of the corporation, or any trustee thereof acting in such capacity) acquires more than 20% of the corporation's outstanding stock having general voting rights or more than 20% of the common shares of any entity owning more than 50% of the corporation's outstanding stock having general voting rights, whether in whole or in part, by means of an offer made publicly to the holders of all or substantially all of such outstanding stock or shares to acquire stock or shares for cash, other property, or a combination thereof or by any other means, unless the transaction is consented to by vote of a majority of the continuing directors; or (b) continuing directors cease to constitute a majority of the board.

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          (iv)  The term "continuing director" shall mean any director of the corporation who (a) was a member of the board of directors of the corporation on the later of April 1, 1988, or the date the director or officer seeking indemnification first became such, or
          (b) was recommended for his initial term of office by a majority of continuing directors in office at the time of such recommendation.

     Nothing contained in this Article shall (i) limit the power of the corporation to indemnify employees and agents of the corporation or its subsidiaries other than directors and officers on any terms it deems appropriate not prohibited by law, (ii) limit the power of the corporation to indemnify directors and officers for expenses incurred in suits, actions, or other proceedings initiated by such director or officer or (iii) affect any rights to indemnification to which corporation personnel other than directors and officers may be entitled by contract or otherwise. The rights provided in this Article shall not be exclusive of or affect any other right to which any director or officer may be entitled and such rights shall inure to the benefit of its or his successors, heirs, executors, administrators and other legal representatives. Such other rights shall include all powers, immunities and rights of reimbursement allowable under the laws of The Commonwealth of Massachusetts.

     The provisions of this Article shall not apply with respect to any act or omission occurring prior to April 1, 1988. No amendment to or repeal of this Article shall apply to or have any effect upon the liability, exoneration or indemnification of any director or officer for or with respect to any acts or omissions of the director or officer occurring prior to such amendment or repeal.

                           ARTICLE III

                       OFFICERS AND AGENTS

     Section 1. Election and Appointment. The officers shall be a president, a clerk, a treasurer and such other officers and agents as the board of directors may in their discretion appoint. The treasurer and the clerk shall be chosen by ballot at the annual meeting of the stockholders.
The president shall be elected annually by the board of directors after its election by the stockholders. The president shall be a director. The clerk shall be a resident of Massachusetts. So far as is permitted by law, any two or more offices may be filled by the same person. Subject to law, and to the other provisions of these by-laws, the treasurer and clerk shall each hold office until the next annual meeting of stockholders and until his successor is chosen and qualified; the president shall hold office until the first meeting of directors after the next annual meeting of stockholders and until his successor is chosen and qualified; and the other officers and agents shall hold office during the pleasure of the board of directors or for such term as the board of directors shall prescribe. Each officer shall, subject to these by-laws, have in addition to the duties and powers herein set forth such duties and powers as are commonly incident to his office, and such duties and powers as the board of directors shall from time to time designate.

     Section 2. President and Vice Presidents. The president shall be the chief executive officer of the corporation. Except as otherwise determined by the board of directors he shall preside at all meetings of the stockholders and of the board of directors at which he is present. The president shall have custody of the treasurer's bond.
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     Any vice presidents shall have such powers as the board of directors shall from time to time designate.

     Section 3. Clerk. The clerk shall keep an accurate record of the proceedings of all meetings of the stockholders in books provided for the purpose, which books shall be kept at the principal office of the corporation and shall be open at all reasonable times to the inspection of any stockholder. If no secretary is appointed, the clerk shall also keep an accurate record of the proceedings of all meetings of the board of directors. In the absence of the clerk at any meeting of the stockholders, or of the board of directors if no secretary is appointed, the proceedings of such meeting shall be recorded by an assistant clerk, or if there be none or he is absent, by a temporary clerk chosen at the meeting. The clerk and any such assistant or temporary clerk shall be sworn.

     Section 4. Secretary. If a secretary is appointed, he shall keep accurate minutes of all meetings of the board of directors, and in his absence from any such meeting an assistant secretary, or if there be none or he is absent, a temporary secretary, chosen at the meeting, shall record the proceedings thereof.

     Section 5. Treasurer. The treasurer shall, subject to the direction and under the supervision of the board of directors, have general charge of the financial concerns of the corporation and the care and custody of the funds and valuable papers of the corporation, except his own bond, and he shall have power to endorse for deposit or collection all notes, checks, drafts and other obligations payable to the corporation or its order, and to accept drafts on behalf of the corporation. He shall keep, or cause to be kept accurate books of account, which shall be the property of the corporation. If required by the board of directors he shall give bond for the faithful performance of his duty in such form, in such sum, and with such sureties as the board of directors shall require.

     Section 6. Removals. The stockholders may, at any special meeting called for the purpose, by vote of a majority of the capital stock issued and outstanding and entitled to vote, remove from office the treasurer, clerk or any director, and elect his successor. The board of directors may likewise, by vote of a majority of their entire number as fixed by the stockholders, remove from office any officer or agent of the corporation; provided, however, that the board of directors may remove the treasurer or clerk for cause only.

     Section 7. Vacancies. If the office of any director or of any officer or agent, one or more, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the directors or the remaining directors, though less than a quorum, may unless such vacancy, if in the office of the treasurer, clerk or directors, shall have been filled by the stockholders, choose by a majority vote of their entire number, a successor or successors, who shall hold office for the unexpired term, subject to the provisions of Section 6 of this Article III. The stockholders may at any time fill any and all vacancies arising in the office of directors, treasurer or clerk.


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                            ARTICLE IV

                          CAPITAL STOCK

     Section 1. Certificates. Each stockholder shall be entitled to a certificate of the capital stock of the corporation owned by him, in such form as shall in conformity to law, be prescribed from time to time by the board of directors. Such certificate shall be signed by the president or a vice president and by the treasurer or an assistant treasurer, and shall bear the seal of the corporation.

     Section 2. Transfer Books. The treasurer or such agent or agents as may be employed by the treasurer with the approval of the board of directors shall keep the stock and transfer books of the corporation, and a record of all certificates of stock issued and of all transfers of stock, and a register of all the stockholders, their addresses, and the number of shares held by each, in books provided for that purpose.

     The board of directors may fix in advance a time, not more than thirty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or diseent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the board of directors may for any of such purposes close the transfer books for all or any part of such thirty-day period.

     Section 3. Transfer of Shares. Title to a certificate of stock and to the shares represented thereby shall be transferred only by delivery of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a written power of attorney to sell, assign, or transfer the same or the shares represented thereby, properly executed; but the person registered on the books of the corporation as the owner of shares shall have the exclusive right to receive dividends thereon and to vote thereon as such owner, shall be held liable for such calls and assessments, if any, as may lawfully be made thereon, and except only as may be required by law, may in all respects be treated by the corporation as the exclusive owner thereof.

     It shall be the duty of each stockholder to notify the corporation of his post office address.

     Section 4. Loss of Certificates. In case of the alleged loss or destruction, or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such reasonable terms as the board of directors may prescribe.


                            ARTICLE V

                         INDEMNIFICATION

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     Section 1.  General.  The corporation shall indemnify each if its directors and officers, as defined in the last section of this Article, against any loss, liability or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a director or officer, except with respect to any matter as to which he shall have been adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involved such indemnification, (a) by a disinterested majority of the directors then in office, or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or (c) by the vote, at a meeting duly called and held, of the holders of a majority of the stock outstanding and entitled to vote thereon, exclusive of any stock owned by any interested director or officer.

     Section 2. Books and Reports. In discharging his duties any such director or officer, when acting in good faith, shall be fully protected in relying upon the books of account of the corporation or of another organization in which he serves as contemplated by this Article, reports made to the corporation or to such other organization by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the board of directors of the corporation or similar governing body of such other organization, or upon other records of the corporation or of such other organization.

     Section 3. Regulatory Orders. No director or officer, as defined in the last Section of this Article, shall be liable for any act, omission, step or conduct taken or had in good faith, which (whether by condition or otherwise) is required, authorized or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other Federal statute or any state statute regulating the corporation or a subsidiary, if any, by reason of their being public utility companies or public utility holding companies or by reason of their activities as such, or any amendments to any thereof.

     In any action, suit or proceeding based on any act, omission, step or conduct, as in this Section described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this Section are found by the court not to constitute a valid defense on the grounds of not being applicable to the particular class of plaintiff, each such director and officer shall be reimbursed for, or indemnified against, all loss, liability and expense incurred by him or imposed on him, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in this Section described; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other
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expenses shall be provided unless such compromise shall be approved as in the best interest of the corporation as heretofore provided in this Article. Such loss, liability and expense shall include, but shall not be limited to, judgments, court costs and attorneys' fees.

     Section 4. Advance of Expenses. Expenses incurred with respect to any action, suit or proceeding heretofore referred to in this Article may be advanced by the corporation prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it is ultimately determined that he is entitled to indemnification.

     Section 5. Rights not Exclusive. The rights of indemnification hereby provided shall not be exclusive of or affect any other right to which any director or officer may be entitled and such rights shall inure to the benefit of its or his successors, heirs, executors, administrators and other legal representatives.

     Section 6. Definitions. As used in this Article, the terms "director" and "officer" are the directors and officers elected and appointed by the stockholders and directors and include persons who serve at the request of the corporation as directors, officers, or trustees of another organization in which the corporation has any direct or indirect interest as a shareholder, creditor or otherwise. An "interested" director or officer is one against whom in such capacity the proceeding in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this Article shall affect any rights to indemnification to which the corporation personnel other than directors and officers may be entitled by contract or otherwise under law.


                            ARTICLE VI

                               SEAL

     The seal of the corporation shall, subject to alteration by the board of directors, consist of a flat-faced circular die with the words "New England Hydro-Transmission Electric Company, Inc." and "1984 - Massachusetts" cut or engraved thereon.


                           ARTICLE VII

                       EXECUTION OF PAPERS

     Except as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted, endorsed or released by the corporation, shall be signed by any officer of the corporation.


                           ARTICLE VIII

                           FISCAL YEAR

     Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall be the calendar year.

                            ARTICLE IX

                            AMENDMENTS

     These by-laws may be amended, altered or repealed at any meeting of the stockholders (or, prior to the issue of the initial capital stock, at any meeting of the incorporators), provided notice of the proposed amendment, alteration or repeal is given in the notice of said meeting.